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                                                                  EXHIBIT 3.1.35

                            CERTIFICATE OF AMENDMENT
                                       OF
                        AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

                                    * * * * *

                  Zycon Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:
                  RESOLVED, that the Certificate of Incorporation of Zycon Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the Corporation (hereinafter called the 'Corporation') is Hadco Santa Clara, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Zycon Corporation has caused this certificate to be signed by Timothy P. Losik, its Vice President, this 9th day of July, 1997.

                                           ZYCON CORPORATION

                                           By:  /s/ Timothy P. Losik
                                               ---------------------------------
                                               Timothy P. Losik
                                               Vice President